Exhibit 10.55

INDEPENDENT CONTRACTOR CONSULTING

AND BUSINESS DEVELOPMENT AGREEMENT

This Independent Contractor and Business Development Agreement (the “Agreement”) is entered into this 14th day of February, 2004, by and between B.G. Beck, an individual and resident of the Commonwealth of Virginia (the “Consultant”), and Viisage Technology, Inc., a Delaware corporation having its principal place of business in Littleton, Massachusetts (the “Company”), collectively the “Parties.”

1. Scope of Work, Compensation:

The Consultant shall consult with the Company and perform business development, marketing, sales generation, and related activities for the benefit of the Company and its subsidiaries. Such activities shall include, but will not be limited to, the identification of sales and marketing opportunities; identification of and coordination with potential clients and potential client personnel; activities dedicated towards enhancing the reputation of the Company and its products both generally and for specific market purposes, and such similar activities as shall benefit the Company. During the term of this Agreement (i.e., the Initial Term and any extended terms), Consultant shall devote his full business time to the above activities, except that Consultant may serve on boards of directors of other companies subject to the provisions of Section 6 of this Agreement.

The Consultant shall report directly to the Chief Executive Officer of the Company. Although the Company shall provide input and guidance to the Consultant regarding business objectives and other matters, the Consultant shall act as he deems appropriate in order to foster the business interests of the Company.

Consultant will be compensated at an annual rate of $300,000 per year, payable monthly, during the term of this Agreement (i.e., the Initial Term and any extended terms). Reasonable out of pocket expenses for approved Company business, including but not limited to travel expenses of Consultant, shall be reimbursed by the Company after submission of appropriate receipts.

2. Initial Term, Automatic Renewal:

The “Initial Term” of this Agreement shall be from the date of this Agreement set forth above until February 13, 2006, unless earlier terminated pursuant to Paragraph 3 of this Agreement. After the Initial Term, this Agreement shall automatically be renewed for successive one-year terms, unless one or both Parties delivers a written notice to the other Party electing not to renew for such a successive term. Any such notice of non-renewal must be received by the other Party not less than sixty (60) days prior to the expiration of either the Initial Term, or any extended one-year term, as appropriate.

3. Termination:

(a) Consultant may terminate this Agreement for cause, at any time during the Initial Term and without notice, upon the following events: (i) material breach by the Company of this Agreement, written notice of which has been tendered to the Company and which has remained uncured for thirty days or more; or (ii) a material reduction in the Consultant’s compensation, in which case the Company shall pay to Consultant (A) compensation through the date of termination to the extent not theretofore paid, (B) any bonuses to which the Consultant is entitled and to the extent not theretofore paid, (C) the balance of the compensation set forth in Section 2 above to which Consultant would otherwise be entitled to receive for the remainder of the Initial Term; and (D) any other amounts or benefits required to be paid, reimbursed or provided hereunder to the extent not theretofore paid or provided.

(b) The Company may terminate this Agreement for cause, at any time and without notice, upon the following events: (i) material breach by the Consultant of this Agreement, written notice of which has been tendered to Consultant and which has remained uncured for thirty days or more; (ii) any act by Consultant or done at his direction which constitutes fraud, embezzlement, misuse of trust, any crime imputing moral turpitude, any felony, or a similar act; (iii) any violation by Consultant of any government regulation, rule, or requirement relating to any sale or procurement by any government entity, provided that any such violation shall only be a basis for termination if the violation is material or is otherwise required to be disclosed to any government entity or included in a filing with any government entity, or (iv) any violation of the provisions of this Agreement relating to confidential information, covenants not to compete, or non-solicitation of employees. If this Agreement is terminated by the Company for cause, Consultant’s rights to any further compensation shall terminate immediately, and Consultant shall be paid through the date of termination.

(c) After the Initial Term of this Agreement, the Company may terminate this Agreement at any time, for any reason or for no reason at all, upon sixty (60) days’ written notice. Should the Company tender notice under this subparagraph, the Company may at its sole option immediately discontinue Consultant’s work for and association with the Company; in such circumstances, the Company shall compensate the Consultant as if this Agreement had remained in effect until the end of the 60-day notice period.

4. Protection of Confidential Information:

(a) In the course of performing under this Agreement, Consultant will create, have access to, and acquire knowledge regarding “Confidential Information” belonging to the Company, its clients, or others.

(b) “Confidential Information” means the identity, needs, and resources of the Company’s customers or potential customers; methods of operation; software codes and other technological solutions; current and future contracts or customer account information; and all non-public technological, business, financial, statistical, and personnel information regarding the Company, its clients, its employees, other contractors, and others. “Confidential Information” includes, for example, marketing plans, strategy statements, advertising programs, manuals, reports, and information systems. “Confidential Information” includes, but is not limited to, any information subject to protection under the Uniform Trade Secrets Act, and any non-public information that would give the Company an opportunity to obtain an advantage over its competitors, or which the Company has taken reasonable steps to keep out of the public domain.

(c) Any information and materials received by the Company from third parties in confidence (or subject to non-disclosure or similar covenants) also constitutes Confidential Information.

(d) Consultant agrees that it will not at any time, during or following the term of this Agreement, directly or indirectly, disclose, reveal, publish, transfer or use, for any purpose whatsoever, any Confidential Information, whether for Consultant’s benefit or for the benefit of any other person. Consultant may use and disclose Confidential Information (i) with the prior written consent of the Company, or (ii) during the course of this Agreement with the Company, for the benefit of the Company or its clients in the furtherance of the Company’s business, and subject to the Company’s policies and the direction of the Company.

5. Ownership of Work Product:

(a) The Work Products (as defined below) created by Consultant pursuant to this Agreement for the Company shall belong to the Company under the terms of this section.

(b) For purposes of this Agreement, “Work Product” consists of all work products created for the Company under this Agreement, regardless of the form, including but not limited to: (i) reports, analyses, logos, source code, and all (physical and electronic) related materials, papers, and documents, and (ii) patentable or un-patentable ideas or discoveries made or conceived by Consultant as a result of Consultant’s performance hereunder.

(c) Consultant hereby assigns, cedes and grants to the Company, its successors, assigns or nominees, all rights to possession of, and all right, title, and interest, including all copyright rights and the right to prepare and exploit derivative works, in the Work Products, in whatever form or medium captured. All Work Product shall be deemed to be works made for hire exclusively for the Company, with the Company having sole ownership of such products and the sole right to obtain and to hold in its own name patents, copyrights, or such other protection as the Company may deem appropriate.

(d) Consultant agrees to give the Company or any person designated by the Company, at the Company’s expense, all assistance reasonably required to perfect the rights referred to above, including providing the Company written assignments in a form acceptable to the Company from Consultant, at the Company’s request. Consultant agrees that the obligations of this section shall continue after the termination of this Agreement, and the Company agrees that all expenses relating to such actions will be borne by the Company, including reimbursement of Consultant’s reasonable time spent and expenses incurred in connection with the above.

6. Consultant’s Covenant Not to Compete with the Company:

(a) Sensitive information, including trade secrets and Confidential Information, provided to Consultant by Company: Consultant and the Company both recognize and agree that the Consultant, by virtue of his work for the Company, will become privy to proprietary, confidential, or sensitive information belonging to the Company and its clients. Consultant and the Company both recognize and agree that not all of this information may constitute a formal trade secret (within the meaning of the Uniform Trade Secrets Act) or designated Confidential Information (within the meaning of the preceding paragraph of this Agreement). Consultant and the Company both recognize and agree that the manner in which the Company develops, implements, markets, licenses, and evaluates its products and services, and the manner in which the Company selects, sells to, services, and otherwise interacts with clients and potential clients, constitute sensitive knowledge about the Company’s business that is entitled to legal protection.

(b) Recognition of legitimate interest: Consultant and the Company both recognize and agree that the Company has a legitimate, protectable interest in limiting the manner in which the Consultant will be able to compete with the Company for a limited period of time after the end of the Consultant’s relationship with the Company. Consultant and the Company both recognize and agree that the Company provides goods and services to clients throughout the world, and accordingly agree that a geographic limitation on this covenant is not appropriate.

(c) Recognition of irreparable injury: Consultant and the Company both recognize and agree that the injury the Company would suffer from a violation of the covenant not to compete contained in this Paragraph would be substantial, but difficult to quantify with precision in all cases. Consultant and the Company both recognize and agree that some or all of the injury the Company would suffer would not be able to be repaired by an award of money damages; for example, a breach of this covenant by the Consultant may damage client and potential client relationships in ways not completely compensable by money. Accordingly, Consultant and the Company both recognize and agree that the Company is likely to suffer irreparable injury from a violation of this covenant.

(d) Recognition of propriety of interim injunctive relief; damages and injunction do not bar other remedy: Consultant and the Company both recognize and agree that, in the case of a violation or threatened violation of this covenant, it would be appropriate for a court to grant relief before an ultimate trial on the merits may be scheduled. Accordingly, Consultant and the Company both recognize and agree that any violation or threatened violation of the covenant contained in this Paragraph may be restrained by interim injunctive relief, including by Temporary Restraining Order, Preliminary Injunction, or any other lawful means. Consultant and the Company both recognize and agree that the availability or award of an injunction does not preclude the Company from recovering money damages for actual injury. Correlatively, Consultant and the Company both recognize and agree that the ability to recover money damages for some items of actual injury should not bar injunctive relief, including interim injunctive relief.

(e) Restriction on competition: During the term this Agreement is in force, and for two calendar years after the termination of this Agreement (regardless of the reason for termination, and regardless of whether the Agreement was terminated by Consultant, by the Company, for cause, absent cause, by expiration or otherwise), Consultant agrees and covenants not to compete with the Company, except as otherwise agreed in writing with the Company, as follows:

(i) Consultant may not work for, own an interest in, contract to provide services for, manage, or operate as an independent contractor or sole or other proprietorship, any Direct Competitor of the Company.

(ii) For purposes of this covenant, the term “Direct Competitor of the Company” means any entity that sells or services Competitive Products Or Services.

(iii) For purposes of this covenant, the term “Competitive Products Or Services” means (A) digital image database management, face recognition technology, access and screening technology and information management, identity verification and security technology, high security printing technology, and software, goods, and services related to any of the foregoing, which are (B) competitive with software, goods and services provided by the Company during the term of this Agreement.

(iv) Notwithstanding anything in this Subparagraph (e), Consultant may work for, own an interest in, contract with, and interact with in any manner, any company or concern (even a Direct Competitor of the Company), provided that the Consultant’s position with that company or concern bears no relationship whatsoever to any duties that involve the provision of Competitive Products Or Services to third-party clients. Nothing in this Subparagraph (e) modifies or waives any requirement of confidentiality or fiduciary duty set forth elsewhere in this Agreement or by the common or statutory law.

(v) Notwithstanding anything in this Subparagraph (e), Consultant may own an interest in any Direct Competitor of the Company as a passive investor, provided that such interest constitutes (A) not more than a one percent ownership interest, or (B) any interest, of whatever amount, in a company whose shares are traded publicly on the New York or NASDAQ exchanges.

(f) Adequacy of consideration recognized: Consultant and the Company both recognize and agree that the continued retention of Consultant by the Company, going forward from the date this covenant is entered into, is good, material, and sufficient consideration for the covenant and such other agreements, warranties, understandings, and undertakings set forth in this Paragraph and elsewhere in this Agreement.

(g) Recognition that restrictions are reasonable and enforceable, and recommendation to obtain independent legal advice: Consultant recognizes that this covenant places substantial and enforceable restrictions on Consultant’s ability to work in certain fields after Consultant ceases working with the Company. The Company strongly recommends that Consultant consult independent legal counsel before entering into this covenant. Consultant warrants and represents that Consultant has had the opportunity to consider the covenant fully before entering into it; that Consultant understands the covenant and understands that it places substantial and enforceable restrictions on Consultant’s ability to work in certain fields after Consultant leaves the Company (regardless of the reason for the ending of the relationship); and that Consultant will be able to earn a reasonable living (or have other reasonable and sufficient means of support) while abiding by the restrictions of the covenant. The Company believes, and Consultant agrees, that the restrictions set forth in this covenant are reasonable, enforceable, and no broader than necessary to protect the Company’s legitimate business interests.

(h) Fees and costs: In any legal proceeding to enforce any restriction of the covenant set forth in this Paragraph the Company, if successful in whole or in part, will be entitled to collect from the Consultant the Company’s reasonable expenses incurred, including all reasonable attorney’s fees.

(i) Severability: The covenant set forth in this Paragraph, and each of its subsidiary restrictions, constitutes a separate and severable agreement between Consultant and the Company. If one part of the covenant, or of any of its subsidiary restrictions, is held to be invalid, unenforceable, or otherwise void, the remaining parts and restrictions shall continue in full force and effect. Any determination that the covenant set forth in this Paragraph, or any of its subsidiary restrictions, is invalid, unenforceable, or otherwise void, shall not affect the validity or enforceability of any provision set forth in any other Paragraph of this Agreement. Similarly, any determination that any provision set forth in any other Paragraph of this Agreement is invalid, unenforceable, or otherwise void, shall not affect the validity or enforceability of any provision of this Paragraph.

(j) “Blue Pencil”: To the extent any part of the covenant, or of any of its subsidiary restrictions, is held to be invalid, unenforceable, or otherwise void, Consultant and the Company jointly request the Court to modify that part or restriction such that it provides as broad and stringent protection as is enforceable and valid under applicable law, notwithstanding any principle of the law of the Commonwealth of Virginia to the contrary.

7. Non-solicitation of employees:

(a) The provisions of this Paragraph apply during the term of this Agreement and for one year after the termination of this Agreement, regardless of the reason this Agreement ends and regardless of which Party terminates the Agreement.

(b) Consultant will not, directly or indirectly (for himself or on behalf of any other person or entity), solicit, hire, or engage for work any individual who shall have been a consultant, contractor, subcontractor, or employee of the Company at any time during the term of this Agreement.

(c) Notwithstanding Paragraph (b) of this Paragraph, Consultant may solicit, hire, or engage for work any individual described in Paragraph (b), provided that the work, services, or business performed by such individual for Consultant do not consist of the type of services provided to that entity by the Company.

8. Administrative Provisions:

(a) Choice of law, selection of exclusive venue, and consent to personal jurisdiction: This Agreement shall be interpreted and governed by the laws of the Commonwealth of Virginia (exclusive of its principles of conflicts of law). Consultant and the

Company further agree that the exclusive venue for any legal proceeding arising out of this Agreement, or any threatened or actual violation of this covenant, shall be in the Circuit Court for the County of Fairfax, Virginia, or the United States District Court for the Eastern District of Virginia, Alexandria Division, at the Company’s option. Consultant and the Company waive any challenge to venue or to the personal jurisdiction of those courts in any such action (whether at law or in equity).

(b) No inconsistent obligations: The Consultant hereby represents and warrants that his provision of services to the Company under the terms of this Agreement shall not breach any duty, or any covenant, agreement or understanding to which the Employee is a party or by the terms of which the Consultant may be bound.

(c) Entire Agreement: This Agreement sets forth the entire agreement between the Parties relating to Consultant’s work for the Company during the term of the Agreement. This Agreement, including this provision, may be modified only by a writing signed by both Parties, which writing refers to this Agreement by name and effective date.

(d) Severability: The provisions of this Agreement shall be deemed severable, and the invalidity of any one or more of the Agreement’s provisions shall not affect the validity and enforceability of the other provisions hereof. If provisions of this Agreement are deemed to exceed the scope or time limitations of applicable law, then such provisions shall be automatically reformed to the maximum scope or time limitation permitted by applicable laws.

(e) No waiver: No waiver by the Company of any default or breach hereunder shall operate as a waiver of any prior or subsequent default or breach.

(f) No assignment: None of the Parties may assign or transfer this Agreement or any of their rights hereunder without the prior written consent of the Company (and its successors and assigns). The Company may assign or transfer this Agreement and any or all of its rights hereunder from time to time to any of its subsidiaries.

(g) No Employment Status: It is understood and agreed by the parties hereto that the Consultant shall not be treated as an employee of the Company for Federal and state tax purposes. Except as otherwise agreed to in writing, Consultant shall not participate in any employee benefit plans, qualified or non-qualified, that may be offered by the Company. Consultant agrees that he shall be solely responsible for the timely reporting and payment of any and all Federal, state and local taxes required by law to be paid by an independent contractor. Consultant hereby agrees to indemnify the Company for all reasonable damages, penalties, interest, costs and expenses (including attorney’s fees) incurred by the Company by reason of any breach of this Paragraph.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Company and Consultant, have caused this Agreement to be signed by their duly authorized representatives, all as of the date first written above.

VIISAGE TECHNOLOGY, INC.

By:	/s/ Bernard C. Bailey
Name:	Bernard C. Bailey
Title:	President

/s/ B.G. Beck
B. G. BECK